PLEDGE AGREEMENT
(Fushi International, Inc.)

THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into this _____ day of October, 2007, by and between **FUSHI INTERNATIONAL, INC.**, a Nevada corporation ("Pledgor"); and **THE CIT GROUP/COMMERCIAL SERVICES, INC.**, a New York corporation ("CIT").

WITNESSETH:

WHEREAS, Copperweld Bimetallics LLC, a Delaware corporation (the "Company"), and CIT are parties to a certain Financing Agreement, dated April 5, 2007 (such Financing Agreement, as amended, modified, supplemented or restated from time to time, being hereinafter referred to as the "Financing Agreement"), pursuant to which CIT has agreed, upon the terms and subject to the conditions contained therein, to extend certain financing to the Company as more particularly described in the Financing Agreement;

WHEREAS, to induce CIT to enter into a certain First Amendment to Financing Agreement, dated of even date herewith (the "Amendment"), Pledgor has executed and delivered to CIT that certain Guaranty, dated of even date herewith ("Guaranty"), pursuant to which Pledgor has unconditionally guaranteed to CIT the due and punctual payment of all of the Obligations (as such term is defined in the Guaranty); and

WHEREAS, Pledgor is the legal and (subject to the provisions of this Agreement) beneficial owner of all of the issued and outstanding shares of membership interests of Copperweld Holdings, LLC, a North Carolina limited liability company, and International Manufacturing Equipment Suppliers, LLC, a North Carolina limited liability company (collectively, the "LLCs" and, individually, a "LLC"); and

WHEREAS, as a condition precedent to CIT's entering into the Amendment and continuing to make loans and extend credit to the Company pursuant to the Financing Agreement, as previously amended and as amended thereby, CIT has required the execution of this Agreement by Pledgor in favor of CIT, by which Pledgor shall pledge and assign to CIT one hundred percent (100%) of the issued and outstanding membership interests of each LLC;

NOW, THEREFORE, in consideration of the premises and for other good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.

2. Pledge.

(a) As security for the payment and performance of all of the Obligations, Pledgor hereby pledges, assigns, transfers and grants to CIT a continuing security interest in all of Pledgor's rights, titles and interests in, to and under the following (collectively referred to herein as the "Collateral"):

(i) All of the issued and outstanding membership interests or other ownership interests of each LLC described in Exhibit A attached hereto, and one hundred percent (100%) of all additional membership interests or other ownership interests of each LLC from time to time hereafter acquired by Pledgor in any manner (all such membership interests or other ownership interests being hereinafter referred to as the "Pledged Interests");

(ii) All distributions or payments, whether in cash or in kind, upon or in connection with the Pledged Interests, whether such distributions or payments are by reason of any dividend, split, spinoff, merger or in partial or complete liquidation, or the result of reclassification, readjustment or any other changes in the capital structure of the LLCs or otherwise;

(iii) All subscriptions, warrants, options and any other rights issued upon or in connection with the Pledged Interests; and

(iv) All proceeds of the foregoing items described in clauses (i), (ii) and (iii) above.

(b) All certificates or instruments representing or evidencing the Collateral shall be delivered to, and held by or on behalf of, CIT pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by, as applicable, Pledgor's endorsement where necessary, or appropriate powers of attorney or other instruments of transfer or assignment in blank, all in form and substance satisfactory to CIT.

(c) CIT shall have no duty with respect to any of the Collateral other than the duty to use reasonable care in the safe custody of the Collateral in CIT's possession. Without limiting the generality of the foregoing, CIT shall be under no obligation to take any steps necessary to preserve the value of any of the Collateral or to preserve rights in the Collateral against any other persons or entities, but may do so at CIT's reasonable discretion, and all expenses incurred in connection therewith shall be for the sole account of the Company.

(d) If necessary, in the opinion of CIT, for the better protection of CIT's rights in and to the Collateral and to facilitate implementation of such rights, Pledgor shall, upon the request of CIT made at any time following delivery of the Collateral to CIT and following the occurrence of an Event of Default, cause all the Collateral to be transferred, registered or

otherwise put into the name of CIT or such nominee or nominees as CIT shall from time to time direct.

3. Voting Rights. During the term of this Agreement, and so long as there shall not occur and continue to exist any Event of Default, Pledgor shall have the right to vote all or any portion of the Pledged Interests on all corporate or company questions for all purposes not inconsistent with the terms of this Agreement or the Financing Agreement. Upon and after the occurrence of any Event of Default and during the continuation thereof, CIT shall be entitled to exercise all voting powers pertaining to the Collateral, and any and all proxies theretofore executed by CIT shall terminate and thereafter be null and void and of no effect whatsoever.

4. Collection of Dividend Payments. During the term of this Agreement, and so long as there shall not occur and continue to exist any Event of Default, Pledgor shall have the right to receive and retain any and all sums payable by each LLC on account of any of the Collateral. During the continuance of any Event of Default, all sums payable by either LLC on account of any of the Collateral shall be paid to CIT and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for CIT and shall be forthwith turned over to CIT for application to the Obligations in such order and to such particular Obligations as CIT, in its sole discretion, may determine.

5. Representations and Warranties. Upon the simultaneous effectiveness of the Amendment and the consummation of the transactions contemplated by the Purchase Agreement, Pledgor represents and warrants to CIT as follows:

(a) Pledgor is, and at the time of delivery of the Collateral to CIT pursuant to this Agreement will be, the legal and beneficial owner of the Collateral;

(b) Pledgor has full power, authority and legal right to pledge all of the Collateral pursuant to this Agreement;

(c) No consent of any person or entity and, to the best of Pledgor's knowledge, no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by CIT of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement;

(d) All of the units or membership interests of the Pledged Interests have been duly and validly issued, are fully paid and non-assessable, and are owned by Pledgor free of any pledge, lien, charge, encumbrance or security interest other than Permitted Encumbrances;

(e) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected lien and security interest in the Collateral securing the payment and performance of the Obligations;

(f) Pledgor at all times will be the sole beneficial owner of the Collateral; and

(g) On the date hereof, the Pledged Interests constitute one hundred percent (100%) of the issued and outstanding capital stock, membership interests or other ownership interests of each LLC.

6. Affirmative Covenants of Pledgor. Until all of the Obligations have been paid and satisfied in full and the Financing Agreement terminated in writing, Pledgor covenants that it will:

(a) Warrant and defend, at its own expense, CIT's right, title and security interest in and to the Collateral against the claims of all other persons and entities;

(b) Promptly deliver to CIT all written notices, and will promptly give written notice to CIT of any other notices, received by Pledgor with respect to the Collateral; and

(c) Deliver to CIT promptly to hold under this Agreement any membership interests or other ownership interests of any LLC acquired by Pledgor.

7. Negative Covenants of Pledgor. Until all of the Obligations have been paid and satisfied in full and the Financing Agreement terminated in writing, Pledgor covenants that it will not:

(a) Sell, convey or otherwise dispose of any of the Collateral or any interest therein;

(b) Incur or permit to be incurred any pledge, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral other than Permitted Encumbrances; or

(c) Consent to the issuance by the LLCs of any new membership interests or other ownership interests except to Pledgor, provided, such new membership interests or other ownership interests is pledged and delivered to CIT to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

8. Consent of Pledgor. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to CIT for any of the Obligations may be exchanged, surrendered or released, and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as CIT may see fit, and Pledgor shall remain bound under this Agreement notwithstanding any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any exchange, surrender, release, alteration,

renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing whatsoever, or any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company.

9. Subsequent Changes Affecting Collateral. Pledgor represents to CIT that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, without limitation, rights to convert, rights to subscribe, payments of dividends, distributions, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that CIT shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. CIT may, at any time during the continuance of an Event of Default, at its option and without notice to Pledgor, transfer or register the Collateral or any portion thereof into its name or the names of its nominee or nominees with or without any indication that the Collateral is subject to the security interest hereunder.

10. Membership Interests Adjustments. If during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of either LLC, or any additional membership interests or other ownership interests of either LLC is issued to Pledgor, or any other right issued upon or in connection with the Pledged Interests and included within the Collateral is exercised, all new, substituted and additional shares, membership interests or other ownership interests, or other securities, issued by reason of any such change or exercise shall be delivered to and held by CIT under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

11. Warrants, Options and Rights. If during the term of this Agreement subscription, warrants or any other rights or options shall be issued or exercised in connection with the Collateral, then such subscriptions, warrants, options and rights shall be immediately assigned by Pledgor to CIT and all new membership interests or other ownership interests, or other security so acquired by Pledgor shall be immediately assigned to CIT to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

12. Reserved.

13. CIT Appointed Attorney-In-Fact. Pledgor hereby constitutes and appoints CIT as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time during the existence of an Event of Default in CIT's discretion to take any action and to execute any instrument which CIT may deem reasonably necessary or advisable for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which CIT may deem reasonably necessary or advisable to accomplish the purposes hereof, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution or payment in respect of the Collateral or any part thereof and to give full discharge for the same and the right to exercise all rights and remedies of Pledgor, in the name of Pledgor or otherwise, with respect to the Collateral, which

appointment and power is coupled with an interest and shall be irrevocable so long as any Obligations shall remain outstanding. Pledgor agrees to indemnify and save CIT harmless from and against any liability or damage which CIT may incur, other than as a result of CIT's willful misconduct or gross negligence, in the exercise or performance of any of CIT's powers and duties specifically set forth herein.

14. CIT May Perform. If Pledgor fails to perform any agreement contained herein within five (5) days after receipt of a written request to do so from CIT, CIT may itself perform, or cause performance of, such agreement.

15. Reasonable Care. CIT shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which CIT accords its own property consisting of negotiable securities, it being understood that CIT shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Collateral, whether or not CIT has or is deemed to have knowledge of such matters, or (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any person or entity with respect to any Collateral.

16. Remedies Upon Default. Upon the occurrence of an Event of Default:

(a) CIT may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC at that time, and CIT may also, in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of CIT's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as CIT may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. CIT shall have no obligation to make any sale of Collateral regardless of notice of sale having been given. CIT may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives and agrees not to assert any rights or privileges it may acquire under the UCC and any claims against CIT arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if CIT accepts the first offer received and does not offer the Collateral to more than one offeree.

Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(b) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence of an Event of Default, CIT may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, CIT may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by CIT, in its reasonable judgment, to be respectable parties who might be interested in purchasing the Collateral, and if CIT solicit such offers from not less than three (3) such investors, then the acceptance by CIT of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Collateral.

17. Application of Proceeds. Any cash held by CIT as Collateral and all cash proceeds received by CIT in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by CIT of its remedies as a secured creditor as provided in Section 16 of this Agreement or otherwise shall be applied: first, to the costs and expenses of taking, holding and managing the Collateral and the costs and expenses of sale or other disposition thereof, including reasonable attorneys' fees and expenses; and second, to the payment of the Obligations, in such order and manner as CIT may elect.

18. No Waiver. No failure on the part of CIT to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by CIT of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

19. Amendments. This Agreement may not be amended, modified or waived except with the written consent of Pledgor and CIT.

20. Term. This Agreement shall constitute a continuing agreement and shall remain in full force and effect until the earlier to occur of the following: (a) the Financing Agreement is terminated pursuant to Section 11 thereof and all of the Obligations, other than Ledger Debt owing to CIT, are paid and satisfied in full; or (b) all of the Obligations are paid and satisfied in full and the Financing Agreement is terminated in writing, at which time this Agreement shall terminate, and CIT shall, promptly upon the request and at the expense of Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to CIT, such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of Pledgor.

21. **Notices**. All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmission and, unless expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt), addressed as follows:

(i)	If to CIT:	The CIT Group/Commercial Services, Inc. Two Wachovia Center, 25th Floor (zip code 28202) Post Office Box 31307 Charlotte, North Carolina 28231-1307 Attn: Regional Credit Manager Fax No. 704-339-2250
(ii)	If to Pledgor:	Fushi International, Inc. 1 Shuang Qiang Road Jinzhou, Dalian 116100, PR China Attn: Chief Financial Officer Fax No. +86 411 8778 7111
	or	Fushi International, Inc. c/o Copperweld Bimetallics LLC 254 Cotton Mill Road Fayetteville, Tennessee 37334 Attn: Chief Financial Officer Fax No. 931-433-0469
	With a copy to:	Weil, Gotshal & Manges LLP 38/f Tower 2, Plaza 66 1366 Nan Jing Road West Shanghai 200040, PR China Attn: David Meredith, Esq. Fax No. +86 21 6288 3866

or to such other address as each party may designate for itself by notice given in accordance with this Section 21. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

22. **Continuing Security Interest; Releases; Transfer of Obligations**. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all of the Obligations have been paid and satisfied in full and the

Financing Agreement is terminated in writing, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of CIT hereunder, to the benefit of CIT and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), CIT may, subject to the terms of the Financing Agreement, assign or otherwise transfer the Obligations held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to CIT. CIT is hereby authorized by Pledgor to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. Pledgor hereby consents to and ratifies any and all filings by CIT of financing statements on or prior to the date hereby.

23. **Severability**. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24. **Further Assurances**. Pledgor agrees that it will cooperate with CIT and will upon CIT's request execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments and documents, and will take all such other action as CIT may reasonably request from time to time to enable CIT to exercise and enforce its rights and remedies hereunder with respect to the Collateral or to carry out the provisions and purposes hereof.

25. **Section Headings**. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

26. **Construction of Agreement - Reasonable Attorneys' Fees.** Whenever the term "attorneys' fees" or "reasonable attorneys' fee" or a similar phrase is used in this Agreement, such term shall refer to the fees of counsel based upon usual and customary hourly rates and not upon any fixed percentage of the Obligations.

27. **Counterparts; Electronic Execution**. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, e-mail or other electronic transmission shall be equally effective as delivery of an original executed counterpart.

28. **Governing Law**. **THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT**

INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

29. Consent to Forum. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF PLEDGOR OR CIT, PLEDGOR HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF MECKLENBURG COUNTY, NORTH CAROLINA, OR, AT CIT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA, CHARLOTTE DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PLEDGOR AND CIT PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH PLEDGOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY SERVICE (WHETHER OR NOT SUCH SUMMONS, COMPLAINT OR OTHER PROCESS IS ACTUALLY DELIVERED OVERNIGHT) ADDRESSED TO PLEDGOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER EITHER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID, OR DEPOSIT WITH SUCH OVERNIGHT DELIVERY SERVICE. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF CIT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY CIT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.
IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

30. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR AND CIT EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

IN WITNESS WHEREOF, Pledgor and CIT have each caused this Agreement to be duly executed on the day and year first above written.

FUSHI INTERNATIONAL, INC.

By:______________________________________
Name: ___________________________________
Title: ___________________________________

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:______________________________________
Name: ___________________________________
Title: ___________________________________

STATE OF ________________

ACKNOWLEDGEMENT

COUNTY OF ______________

This _____ day of October, 2007, personally came before me ___________________________, who being by me duly sworn, says that (s)he is the _________________ of **FUSHI INTERNATIONAL, INC.**, a Nevada corporation, and that this writing was signed by him/her on behalf of said corporation, by its authority duly given. And the said _________________ acknowledged the said writing to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand.

____
Notary Public
My Commission Expires: __________

[AFFIX SEAL]

CONSENT OF THE LLCs

Each of the undersigned does hereby acknowledge receipt of a copy of the within and foregoing Pledge Agreement and hereby grants its consent to the pledge by Fushi International, Inc., a Nevada corporation ("Pledgor"), of the issued and outstanding shares of membership interests or other ownership interests of each of them to The CIT Group/Commercial Services, Inc., a New York corporation, pursuant to the terms of the foregoing Pledge Agreement.

IN WITNESS WHEREOF, each of the undersigned LLCs has hereunto caused this consent to be duly executed this _____ day of October, 2007.

COPPERWELD HOLDINGS, LLC

By: ___________________________________
Name: _________________________________
Title: _________________________________

INTERNATIONAL MANUFACTURING EQUIPMENT SUPPLIERS, LLC

By: ___________________________________
Name: _________________________________
Title: _________________________________

EXHIBIT A TO
PLEDGE AGREEMENT

Description of Pledged Interests

Name of LLC	Description of Pledged Interests
Copperweld Holdings, LLC	100% interest in such limited liability company
International Manufacturing Equipment Suppliers, LLC	100% interest in such limited liability company